SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 1, 2011

AcuNetx, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-27857	88-0249812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2301 W. 205th Street, Suite 102

Torrance, CA 90501

(Address of principal executive offices)

The Company's telephone number, including area code: (310) 328-0477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	—	Other Events
Item 8.01		Other Events (The registrant can use this Item to report events that are not specifically called for by Form 8-K, that the registrant considers to be of importance to security holders.)

On November 1, 2011, Chairman of the Board Chapin Hunt was locked out of the AcuNetx office located at 2301 W 205th St Suite 102, Torrance, California by employee Emery Welk and former CEO consultant and Board Member, Steven Butler.

Mr. Hunt had terminated the consulting agreement between AcuNetx and Mr Butler on October 31, 2011. Mr. Butler refused Mr. Hunt entry to the company office and property and changed the locks on the doors.

Mr. Hunt continued conducting business and opened an administrative office at 567 Sutter St, San Francisco, Ca 94102. This included associate legal counsel, associate accounting, business and financial consultants. AcuNetx is also negotiating to lease alternative space in an approved FDA facility.

Mr. Welk and Mr. Butler opened an unauthorized Wells Fargo Bank and had a distributor divert funds to this account.Mr. Welk and Mr. Butler also used a Company Chase credit card and charged over $25,000. Mr Butler paid himself, his lawyers and Mr Welk out of this unauthorized account.

AcuNetx Board of Directors resolved to change the AcuNetx ByLaws to reflect that shareholder vote to remove the Board Member of the company must be a total of 70% vote. Due to the alleged fraudulent attempt to remove the Board of Directors in November 2011, AcuNetx Board made this resolution.

AcuNetx Board of Directors also resolved that nay lawsuits filed after February 16th 2012 must be filed in San Francisco, California as their administrative offices are located in San Francisco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AcuNetx, Inc.,

a Nevada corporation

By: /s/Chapin Hunt Jr

Chapin Hunt Jr, Chief Executive Officer

February 2, 2012